SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

FRIENDLY AUTO DEALERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Employer Classification Code Number 7389	33-1176182 (I.R.S. Employer Identification Number)

4132 South Rainbow Road, Suite 514

Las Vegas, Nevada 89103

(Address of Principal Executive Offices and Zip Code)

(702) 321-6876

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sub-Section (a). Departure of Director. On May 19, 2010, Ming R. Cheung resigned as a director of the Company. There were no material disagreements between Ms. Cheung and the Company of any kind.

Pursuant to disclosure requirements on Form 8-K, the Company provided Ms. Cheung with a copy of the disclosures it is making in response to this Item 5.02(a) by U.S. Mail on May 20, 2010, directing her to provide the Company with a letter stating whether she agrees or disagrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which she does not agree. Should Ms. Cheung provide the Company with a response to this filing indicating any material disagreement, the Company will file same with the Commission within two days after its receipt of said correspondence.

Sub-Section (c). Election of Director and Officer.

On May 19, 2010, the issuer announced the appointment of Gerry Berg to the Board Directors as Chairman and President.

Mr. Berg has over 30 years of senior management experience working with private and public companies. His overall emphasis has been on Finance and Operations. Mr. Berg has served a number of public companies as their President, Chief Financial Officer, Board member or as a financial consultant.

Mr. Berg’s career includes experience in public offerings, mergers and acquisitions, development of strategic business plans, cash management, cost and budget controls, and tax planning.

Mr. Berg holds a Bachelors of Arts in Accounting from Walsh College.  Mr. Berg became a Certified Public Accountant (CPA) in the State of Michigan in 1979 and in the State of California in 1984.  Mr. Berg does not currently practice as a CPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIENDLY AUTO DEALERS, INC. (Registrant)

Date May 20, 2010

By /s/ Gerry Berg

Gerry Berg, PRESIDENT